Exhibit 107

Calculation of Filing Fee Tables

Form S-8

VS MEDIA HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Class A Ordinary Shares, no par value per share(2)	457(c) and 457(h)	5,450,000(2)(3)	$0.11	$599,500	0.0001381	$82.80
	Total Offering Amounts					$599,500	0.0001381	$82.80
	Total Fees Previously Paid							$-
	Total Fee Offsets							$-
	Net Fee Due							$82.8

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers additional Class A ordinary shares, no par value (“Class A Ordinary Shares”), of VS Media Holdings Limited (the “Registrant”), that may become issuable under the VS Media Holdings Limited Amended and Restated 2023 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional Class A Ordinary Shares which may become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without consideration which results in the increase in the number of the Registrant’s outstanding Class A Ordinary Shares. Any Class A Ordinary Shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A Ordinary Shares that may be issued under the Plan.

(2)	Represents additional Class A Ordinary Shares reserved for issuance under the Plan.

(3)	These shares represent the Class A Ordinary Shares that have been added to the award pool pursuant to the amendment to the original 2023 Equity Incentive Plan, which were not previously registered under the registration statements on Form S-8 (File No. 333-276310), as filed with the Securities and Exchange Commission on December 29, 2023.

(4)	Estimated for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Class A Ordinary Shares reported on Nasdaq on December 5, 2025, which was US$0.11 per share.